UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2007

TRIARC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-2207 (Commission File Number)	38-0471180 (IRS Employer Identification No.)

1155 Perimeter Center West Atlanta, GA (Address of principal executive offices)		30338 (Zip Code)

Registrant’s telephone number, including area code: (678) 514-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On December 21, 2007, Triarc Companies, Inc. (“Triarc”) announced that the previously announced sale of Deerfield & Company LLC (“Deerfield”) to Deerfield Triarc Capital Corp. (“DFR”) had been completed. Deerfield is a holding company the primary assets of which are all of the outstanding membership interests of Deerfield Capital Management LLC, a Chicago-based, fixed income asset manager that had been acting as the external manager of DFR.

In connection with the completion of the sale of Deerfield, on December 21, 2007, (i) Triarc Deerfield Holdings, LLC, a subsidiary of Triarc (“TDH”), in its capacity as a purchaser of Series A Notes (as defined below) and as administrative holder and collateral agent, entered into a Series A Note Purchase Agreement (the “Series A Note Purchase Agreement”) with DFR Merger Company, LLC, a subsidiary of DFR (“Merger Sub”) and Deerfield (collectively, the “Issuer”), DFR and the other purchasers that are party thereto, and (ii) TDH, in its capacity as a holder of Series A Notes and as collateral agent, entered into a Collateral Agency and Intercreditor Agreement (the “Intercreditor Agreement”) with each other holder of Series A Notes, each holder of Series B Notes of the Issuer, Deerfield and DFR.

Set forth below are descriptions of the material terms and conditions of each of the Series A Note Purchase Agreement and the Intercreditor Agreement. These descriptions do not purport to be complete and are qualified in their entirety by the Series A Note Purchase Agreement, which is attached as Exhibit 10.1, and the Intercreditor Agreement, which is attached as Exhibit 10.2, each of which are incorporated herein by reference.

TDH and the other purchasers of series A notes (“Series A Notes”) that were indirect members of Deerfield entered into the Series A Note Purchase Agreement pursuant to which they received, in the aggregate, approximately $49 million principal amount of Series A Notes issued by the Issuer upon the completion of the sale of Deerfield. TDH received approximately $48 million principal amount of Series A Notes. The remaining former members of Deerfield entered into a Series B Note Purchase Agreement (the “Series B Note Purchase Agreement” and, together with the Series A Note Purchase Agreement, the “Note Purchase Agreements”) pursuant to which they received, in the aggregate, approximately $25 million principal amount of series B notes issued by the Issuer (“Series B Notes” and, together with the Series A Notes, the “Notes”). The Notes will mature in December 2012.

The holders of the Series A Notes and the holders of the Series B Notes entered into the Intercreditor Agreement (together with the Note Purchase Agreements and related agreements, the “Note Documents”) with respect to their relative rights, which agreement provides, among other things, that the rights of the holders of the Series A Notes, including with respect to repayment of the Series A Notes, will be subordinated to the rights of the holders of the Series B Notes, unless a specified principal amount of Series B Notes is prepaid by June 30, 2008. If such principal amount is prepaid by June 30,

2008, the rights of the holders of the two series of Notes will be on a pari passu basis. The Notes are guaranteed by DFR and certain of its subsidiaries and are secured by certain equity interests owned by such guarantors as specified in the Note Documents.

The Notes bear interest at a variable rate based upon the LIBOR and an initial additional margin of 500 basis points per annum. Commencing 24 months after the issuance date, the additional margin will increase by increments of 50 basis points per annum in each three-month period for eighteen months and 25 basis points per annum in each three-month period thereafter.

The Note Documents contain various customary restrictive covenants with respect to DFR and its subsidiaries incurring additional indebtedness or guarantees, creating liens on their assets and certain other matters and in each case subject to those exceptions specified in the Note Documents. In addition, the Note Documents require the Issuer and DFR to use their commercially reasonable efforts to obtain a replacement debt facility the proceeds of which would be used to refinance the obligations under the Notes. The Issuer would be obligated to prepay the Notes upon a Change of Control (as defined in the Note Documents).

The Issuer may redeem the Notes before their maturity from time to time, in whole or in part, at a redemption price equal to 100% of the aggregate outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest. Any redemption of the Notes will be made on a pro rata basis based on the aggregate principal amount of all outstanding Notes as of the date the Issuer provides notice of such redemption.

Subject to the terms of the Intercreditor Agreement, the Issuer must use a specified portion of the net cash proceeds received by DFR or any of its subsidiaries from any of the following transactions to make an offer to each holder to repurchase such holder’s Notes at an offer price of 100% of the aggregate outstanding principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase: (i) an asset sale outside the ordinary course of business or an event of loss, each as defined in the Note Purchase Agreements and as further described below, (ii) a debt issuance as defined in the Note Purchase Agreements, (iii) an equity issuance as defined in the Note Purchase Agreements, or (iv) certain exercises of warrants, rights or options to acquire capital stock, as defined in the Note Purchase Agreements, of DFR or any of its subsidiaries, in each case subject to specified exceptions set forth in the Note Purchase Agreements.

A copy of the press release issued by Triarc on December 21, 2007 announcing the completion of the sale of Deerfield is filed as Exhibit 99.1 to this Current Report on Form 8-K.

 Item 1.02.     Termination of a Material Definitive Agreement.

Pursuant to the terms of the Termination of Employment and Waiver of Put Rights Agreement, dated as of December 17, 2007 (the “Sachs Termination Agreement”), among Gregory H. Sachs, certain of his affiliates, Deerfield, Deerfield Capital Management LLC (a wholly owned subsidiary of Deerfield) and for certain purposes Triarc and DFR, the Employment Agreement, dated June 26, 2004, as amended, by and among Mr. Sachs, Deerfield and DCM, terrminated simultaneously with the completion of the sale of Deerfield on December 21, 2007.

A description of the terms and conditions of the Sachs Termination Agreement that are material to Triarc and of the material circumstances surrounding the termination was previously reported by Triarc in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2007, which disclosure is incorporated herein by reference.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

As disclosed in Item 1.01 above (which disclosure is incorporated herein by reference), on December 21, 2007, Triarc completed the sale of Deerfield to DFR.

Triarc has a material financial interest in the sale of Deerfield because it received a portion of the merger consideration. In addition, some directors, officers and employees of Triarc and/or Deerfield are also officers or directors of DFR. Specifically, Nelson Peltz, the beneficial owner of approximately 34.1% of the total voting power of Triarc and a director and the chairman of the board of directors of Triarc, was a director of DFR from December 2004 until December 17, 2007 and was the chairman of its board of directors from December 2004 until April 2007. Peter W. May, the beneficial owner of approximately 34.4% of the total voting power of Triarc and a director and vice chairman of the board of directors of Triarc, became a director of DFR on December 17, 2007. Additionally, Gregory H. Sachs, a director of Triarc from August 2004 to June 2007 and the chairman and chief executive officer of Deerfield and its subsidiaries until December 21, 2007, is also a director of DFR.

The aggregate consideration received by Triarc and other members of Deerfield in connection with the sale of Deerfield consisted of 15,000,000 shares of convertible preferred stock of DFR, having a liquidation preference of $10.00 per share and a value of $8.21 per share based on the market value of DFR’s common stock as of the close of business on December 20, 2007 (the “DFR Preferred Stock”), and Notes having an aggregate principal amount of $75,000,000 less approximately $1,000,000 in cash in lieu of such Notes that was paid to certain members of Deerfield. In addition, immediately prior to the sale of Deerfield, Deerfield distributed approximately 329,000 shares of common stock of DFR (the “DFR Common Stock”) that were owned by Deerfield (having a value as of December 20, 2007 of approximately $2.7 million) and cash for taxes relating to pre-closing periods. The overall consideration was determined following negotiations between a special committee of DFR, on the one hand, and Deerfield and Triarc, as the sellers’ representative, on the other hand, in consultation with their respective legal and financial advisors. Of the aggregate merger consideration, Triarc received total nominal consideration of approximately $145 million, consisting of approximately 9.6 million shares of DFR Preferred Stock (having a liquidation value of $10.00 per share and a value of $8.21 per share based on the market value of the DFR Common Stock as of the close of business on December 20, 2007) and approximately $48 million principal amount of Series A Notes, for its capital interest of approximately 64% and its profits interest of at least 52% in Deerfield. Triarc also received approximately 206,000 shares of DFR Common Stock (having a value of approximately $1.7 million based on the market value of the DFR Common Stock as of the close of business on December 20, 2007) that were owned by Deerfield. A description of the rights, preferences and privileges of the DFR Preferred Stock is contained in Item 1.01 of the Current Report on Form 8-K filed by Triarc with the Securities and Exchange Commission on December 21, 2007 under the heading “Description of DFR Preferred Stock,” which description is incorporated herein by reference.

The accompanying unaudited pro forma consolidated financial statements present the pro forma results of Triarc, taking into account the aggregate effect of the sale of Deerfield.

Item 9.01.     Financial Statements and Exhibits.

(b)     Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of Triarc Companies, Inc. and its subsidiaries are attached as Exhibit 99.2.

(d)     Exhibits

10.1

Series A Note Purchase Agreement, dated as of December 21, 2007, by and among DFR Merger Company, LLC, Deerfield & Company LLC, Deerfield Triarc Capital Corp., Triarc Deerfield Holdings, LLC (as administrative holder and collateral agent) and the purchasers signatory thereto.

10.2

Collateral Agency and Intercreditor Agreement, dated as of December 21, 2007, by and among Triarc Deerfield Holdings, LLC, Jonathan W. Trutter, Paula Horn and the John K. Brinckerhoff and Laura R. Brinckerhoff Revocable Trust, as holders of the Series A Notes referenced therein, Sachs Capital Management LLC, Spensyd Asset Management LLLP and Scott A. Roberts, as holders of the Series B Notes referenced therein, Triarc Deerfield Holdings, LLC, as collateral agent, Deerfield & Company LLC and Deerfield Triarc Capital Corp.

99.1	Press release of Triarc Companies, Inc. dated December 21, 2007.

99.2	Triarc Companies, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Triarc has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2007

TRIARC COMPANIES, INC.

By:	/s/ Stuart I. Rosen
	Name:	Stuart I. Rosen
	Title:	Senior Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

10.1

Series A Note Purchase Agreement, dated as of December 21, 2007, by and among DFR Merger Company, LLC, Deerfield & Company LLC, Deerfield Triarc Capital Corp., Triarc Deerfield Holdings, LLC (as administrative holder and collateral agent) and the purchasers signatory thereto.

10.2

Collateral Agency and Intercreditor Agreement, dated as of December 21, 2007, by and among Triarc Deerfield Holdings, LLC, Jonathan W. Trutter, Paula Horn and the John K. Brinckerhoff and Laura R. Brinckerhoff Revocable Trust, as holders of the Series A Notes referenced therein, Sachs Capital Management LLC, Spensyd Asset Management LLLP and Scott A. Roberts, as holders of the Series B Notes referenced therein, Triarc Deerfield Holdings, LLC, as collateral agent, Deerfield & Company LLC and Deerfield Triarc Capital Corp.

99.1	Press release of Triarc Companies, Inc. dated December 21, 2007.

99.2	Triarc Companies, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Statements.